UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2013

Trovagene, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-2004382
(State or other jurisdiction	IRS Employer
of incorporation or organization)	Identification No.)

11055 Flintkote Avenue, Suite B

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 952-7570

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On July 30, 2013, Trovagene, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an accredited investor for the sale of an aggregate of 2,142,857 shares of the Company’s common stock, $0.0001 par value per share (the “Shares”) in a registered direct offering (the “Offering”). The purchase price paid by the investor was $7.00 per Share.  The gross proceeds to the Company from the registered direct offering was $15,000,000.

The Shares were issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission on July 31, 2013, in connection with a takedown from the Registration Statement on Form S-3 (File No. 333-186196), which was declared effective by the SEC on February 4, 2013. A copy of the opinion of Sichenzia Ross Friedman Ference LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

The foregoing summary of the terms of the Securities Purchase Agreement is subject to, and qualified in its entirety by, such document attached hereto as Exhibit 10.1, which is incorporated herein by reference. A copy of the press release announcing the registered direct public offering is also attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
5.1	Opinion of Sichenzia Ross Friedman Ference LLP
10.1	Form of Securities Purchase Agreement dated as of July 30, 2013
99.1	Press Release dated July 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:         July 31, 2013

TROVAGENE, INC.

By:	/s/ Antonius Schuh
Antonius Schuh
Chief Executive Officer